UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Preliminary Unaudited Results for the Three Months Ended September 30, 2020

On October 19, 2020, Starwood Property Trust Inc. (the “Company”) provided preliminary, unaudited results for the three months ended September 30, 2020 based on currently available information. These preliminary results were provided in connection with the private offering described below under Item 8.01. The Company’s independent auditor has not completed a review of these preliminary estimated financial results. The Company’s actual results may vary from the preliminary results, and such variances may be material. In addition, these preliminary results are not necessarily indicative of results to be expected for any future period, including the year ending December 31, 2020. This preliminary financial data has been prepared by and is the responsibility of the Company. The Company has not fully completed its review of these preliminary financial results for the three months ended September 30, 2020.

During the three months ended September 30, 2020, the Company declared a dividend of $0.48 per share and expects earnings per diluted share in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to be in the range $0.51 to $0.53, with Core Earnings per diluted share (a non-GAAP financial measure) in the range of $0.49 to $0.51. See below for an important discussion regarding Core Earnings, including a reconciliation of estimated GAAP earnings to estimated Core Earnings per diluted share.

During the three months ended September 30, 2020, 97% of interest payments due on the Company’s commercial loan portfolio were current. The Company collected 100% of interest payments due on its infrastructure loan portfolio. On its property portfolio, rent collections averaged 96% for the months of July and August, and 92% of September rents have been collected through September 30, 2020.

The Company estimates its book value as of September 30, 2020 to be approximately $4.51 billion, or $15.85 to $15.87 per share as of September 30, 2020. Book value and book value per share as of June 30, 2020 were $4.49 billion and $15.79, respectively. The Company estimates its undepreciated book value per share to be approximately $17.16 to $17.18 as of September 30, 2020 compared to $17.03 as of June 30, 2020.

During the quarter ended September 30, 2020, the Company funded $1.5 billion of new investments and $273 million under pre-existing loan commitments. These investments, net of repayments and securitization proceeds received in the quarter, were principally made using the Company’s secured financing agreements, resulting in an increase in net borrowings of $780 million during the quarter. As a result, the Company expects to have an adjusted debt-to-equity ratio1 of 2.1x as of September 30, 2020, a slight increase from 2.0x at June 30, 2020. The ratio of unencumbered assets to unsecured debt is expected to be 1.5x as of September 30, 2020.

As of October 12, 2020, the Company had $664 million of liquidity, including $473 million of cash and $191 million of approved but undrawn capacity on its secured financing agreements. During the quarter ended September 30, 2020, the Company extended maturities on seven facilities with an aggregate maximum facility size of $5.1 billion, including $4.6 billion related to commercial lending facilities and $500 million related to infrastructure lending facilities.

1 Represents (i) total outstanding secured and unsecured financing arrangements (excluding the non-recourse collateralized loan obligations), less cash and restricted cash, divided by (ii) undepreciated equity.

Non-GAAP Financial Measures

Reconciliation of Estimated GAAP Earnings per Diluted Share to Estimated Core Earnings per Diluted Share

The table below reconciles the Company’s estimated range of GAAP earnings per diluted share to the Company’s estimated range of Core Earnings per diluted share, for the three months ended September 30, 2020.

	Three Months Ended September 30, 2020 Preliminary (Unaudited)
Estimated GAAP Earnings per Diluted Share	$0.51	-	0.53
Add / (Deduct):
Non-cash items	0.10	-	0.12
Unrealized (gains)/losses, net	(0.12)	-	(0.14)
Estimated Core Earnings per Diluted Share	$0.49	-	0.51

Core Earnings is a non-GAAP financial measure. The Company calculates Core Earnings as GAAP net income (loss) excluding the following: (i) non-cash equity compensation expense; (ii) incentive fees due under the Company’s external management agreement; (iii) depreciation and amortization of real estate and associated intangibles; (iv) acquisition costs associated with successful acquisitions; (v) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); and (vi) any deductions for distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein.

The Company believes that Core Earnings provides an additional measure of its core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of its financial results to those of other comparable REITs with fewer or no non-cash adjustments and comparison of its own operating results from period to period. The Company’s management uses Core Earnings in this way, and also uses Core Earnings to compute the incentive fee due under its external management agreement. The Company believes that its investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the Company’s performance with the performance of its peers, and as such, the Company believes that the disclosure of Core Earnings is useful to (and expected by) its investors.

However, the Company cautions that Core Earnings does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or an indication of its cash flows from operating activities (determined in accordance with GAAP), a measure of its liquidity, or an indication of funds available to fund its cash needs, including its ability to make cash distributions. In addition, the Company’s methodology for calculating Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, its reported Core Earnings may not be comparable to the Core Earnings reported by other REITs.

Statements in this Report which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are developed by combining currently available information with the Company’s beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the severity and duration of economic disruption caused by the COVID-19 global pandemic, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing and other risks detailed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as other risks and uncertainties set forth from time to time in the Company's reports filed with the Securities and Exchange Commission (the “SEC”).

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act unless specifically identified as being incorporated by reference therein.

Item 7.01	Regulation FD Disclosure.

The Company is disclosing below certain recent development information that was included in the preliminary offering memorandum prepared in connection with the private offering described below under Item 8.01.

Recent Developments.

COVID-19 Pandemic. The Company is continuing to monitor the COVID-19 pandemic and its impact on the Company, the borrowers underlying the Company’s commercial and residential real estate-related loans and infrastructure loans (and their tenants), the tenants in the properties the Company owns, its financing sources, and the economy as a whole. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the pandemic’s impact on the Company, which could be significant, remains uncertain and difficult to predict.

In the Company’s commercial lending portfolio, 12 payment related loan modifications have been executed to date, representing an aggregate principal balance of $1.3 billion, and resulting in net interest deferrals of $10.6 million during the three months ended September 30, 2020. These loan modifications principally included temporary deferrals of interest and the repurposing of reserves, many of which were coupled with additional equity commitments from sponsors. While the Company believes the principal amounts of its loans are generally adequately protected by underlying collateral value, there is a risk that it will not realize the entire principal value of certain investments.

Within residential lending, the Company continues to monitor the impact of forbearance arrangements granted by the master servicer. For securitization structures containing advancing arrangements, the master servicer has continued to advance 100% of all unpaid principal and interest.

In the Company’s property portfolio, rent collections averaged 96% for the months of July and August, with 92% of September rents collected through September 30, 2020. Collections were particularly strong in the Woodstar I and Woodstar II affordable housing portfolios, which averaged 97% collections in July and August. Given current demographic trends, which tend to favor flexible rental arrangements, the Company continues to see sustained demand in multifamily and decreased turnover.

In the Company’s infrastructure lending portfolio, 100% of interest due during the three months ended September 30, 2020 was collected. The borrowers did not request, nor did the Company grant, any payment related loan modifications during the three months ended September 30, 2020.

For a further description of certain risks relating to the COVID-19 pandemic, see the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Conditional Notice of Partial Redemption of 3.625% Senior Notes Due 2021. On October 2, 2020, the Company issued a conditional notice of partial redemption to the holders of its 3.625% Senior Notes due 2021 indicating that the Company has elected to redeem 50% (i.e., $250 million) of such outstanding notes on November 2, 2020. The partial redemption of those notes is conditioned on the closing, on or prior to the redemption date, of the Term Loan B described below, which closed on October 16, 2020.

Term Loan B. On September 21, 2020, Starwood Property Mortgage, L.L.C. (“SPM”), the Company’s wholly owned subsidiary, priced a $250 million term loan (“Term Loan B”) to be issued pursuant to that certain Term Loan Credit Agreement, dated as of July 26, 2019, among SPM, as borrower, the Company, as parent, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Term Loan B priced at LIBOR plus 350 basis points, matures in July 2026 (coterminous with SPM’s existing $400 million term loan B), and is callable at any time. The Term Loan B closed on October 16, 2020.

Dividend Declaration. On September 16, 2020, the Company's Board of Directors declared a dividend of $0.48 per share of common stock for the quarter ended September 30, 2020. The dividend was paid on October 15, 2020 to stockholders of record as of September 30, 2020.

The information in this Item 7.01 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act unless expressly set forth as being incorporated by reference into such filing.

Item 8.01	Other Events.

Private Offering of Unsecured Senior Notes. On October 19, 2020, the Company issued a press release announcing that it had commenced a private offering of $300 million aggregate principal amount of its unsecured senior notes due 2023 (the “Notes”). A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, recently completed or future eligible green and/or social projects. Eligible green and/or social projects are projects that meet specified eligibility criteria in alignment with the four core pillars of the Green Bond Principles, 2018, Social Bond Principles, 2020 and Sustainability Bond Guidelines, 2018, and include investments in, financings of and/or acquisitions of one or more of the following: (i) renewable energy, (ii) green buildings and (iii) affordable housing. Net proceeds allocated to previously incurred costs associated with Eligible Green and/or Social Projects will be available for the repayment of indebtedness previously incurred. Pending full allocation of an amount equal to the net proceeds to eligible green and/or social projects, the Company intends to use the net proceeds to fund the redemption of the remaining $250 million outstanding principal amount of its 3.625% Senior Notes due 2021 (assuming the completion of the partial redemption of $250 million outstanding principal amount of such notes on November 2, 2020), and for general corporate purposes, which may include the repayment of outstanding indebtedness.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

The information contained in this Current Report on Form 8-K, including exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d)              Exhibits

Exhibit Number	Description

99.1	Press Release dated October 19, 2020 issued by Starwood Property Trust, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2020	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel